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                                                                    Exhibit 99.1

   InfoSpace to acquire Locus Dialogue, global leader in speech recognition technologies and speech-enabled applications, currently being distributed by
                      SBC Communications and Bell Canada

InfoSpace brings the most advanced, multi-lingual natural language understanding and speaker verification technology to its wireless platform

     BELLEVUE, Wash., Nov. 6 -- InfoSpace (Nasdaq: INSP), a leading global provider of cross-platform merchant and consumer infrastructure services on wireless, broadband, and narrowband platforms, today announced that it has reached a definitive agreement to acquire Montreal-based Locus Dialogue Inc., the world's fastest-growing developer of speech recognition-enabled applications. This acquisition positions InfoSpace to speech-enable a wide variety of existing wireless applications, such as personalized information, location-based services, and mobile commerce services. In addition, this will allow InfoSpace to develop other unique mobile offerings, such as speech-activated dialing.

     The acquisition signals InfoSpace's strong entry into the speech-enabled application market, with the addition of Locus Dialogue's core speech recognition technologies and speech-enabled applications that have been in development for more than 14 years. Locus Dialogue has already deployed its technology through products distributed by large telecommunication providers, including SBC Communications, Bell Canada, and Williams Communications Solutions. Locus Dialogue's core speech technologies provide automatic speech recognition, natural language understanding, speaker verification, speaker identification, and text-to-speech server technology, as well as grammar object framework, which provides solutions based on alphanumeric data, including dates, times, monetary values, zip codes, and telephone numbers.

     "By definition, speech is a great interaction medium for wireless phones and other mobile devices, and we're thrilled to add Locus Dialogue's proven speech recognition technologies and products to InfoSpace's wireless platform, which will increase user penetration rates and the discoverability and usability of our new features, for our carriers' wireless Internet offerings," said Arun Sarin, InfoSpace CEO. "This acquisition adds an important and differential element to the industry-leading services InfoSpace offers our global customers, in enabling people to more effectively communicate, collaborate, conduct commerce and manage their lives any time, anywhere, and on any device."

Internationally acclaimed technologies and applications in development for 14 years

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     At a time in which the international adoption of wireless communication devices is rapidly accelerating, Locus Dialogue's speech recognition technologies and products are uniquely suited for global deployment. These technologies accommodate many of the world's major languages, including simultaneous support for multiple languages, as they are currently deployed in French and English speaking Canada, English and Spanish speaking regions of the United States, as well as multi-language speaking regions of Europe. They also enable simultaneous bilingual speech-recognition, allowing a caller to interact in their language of choice. Locus Dialogue's technologies also support natural language understanding, as well as large vocabulary lists.

     Locus Dialogue was founded in 1996, as a spin-off of the Computer Research Institute of Montreal (CRIM), where the company founders played key roles in the development of CRIM's internationally acclaimed speech recognition technology. In total, Locus Dialogue's core technologies and applications have been in development for more than 14 years and have earned numerous industry awards, including honors from Computer Telephony Expo 2000, Communications Solutions Expo 2000, and this year's Multimedia International Market (MIM) Grand Prize for Business Solutions, reflective of the company's effectiveness in combining the power of the Internet with the simplicity of a phone call.

     "We are thrilled to be joining forces with InfoSpace, as we now have an unmatched global platform to extend our vision of providing speech recognition access to people, places and information from any telephone, anywhere, at anytime," said Mary Dunlop, President and CEO of Locus Dialogue. "We have highly compatible visions, along with tremendous technological synergies across our businesses. We look forward to extending our applications and technologies to the InfoSpace platform, and to working together to provide these offerings to millions of users worldwide, through InfoSpace's client base of the wireless sector's leading companies."

Terms of the transaction

     InfoSpace will issue approximately 4.3 million to 5.5 million shares of its common stock for the Montreal, Canada-based enterprise, based on a formula to be calculated at the time of the acquisition's completion. The transaction is expected to close during the fourth quarter of 2000 and is subject to customary closing conditions.

About Locus Dialogue

     Locus Dialogue creates applications that provide speech recognition access to people, places and information from any telephone, anywhere, at anytime. These

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applications leverage investment in communications infrastructures by facilitating access. This innovative strategy brings speech recognition to a large variety of Internet applications and telephony networks through partnerships with carriers, service providers, system integrators and value-adding distributors. Headquartered in Montreal, Canada, Locus Dialogue has regional sales offices across North America and Europe. Distribution and development networks include partnerships with: Accord, Agape Telecom, Allstar Systems, ATI, Avtex, Bell Canada, 3rd Wave Communications, Cogis Industries, Salient Communications, Dial Pro Northwest, DialPro Tennessee, Dictronics, Great Plains, GST Corp., Matra Nortel Communications, Multinet, QuebecTel, SBC Communications, Speechwise Technologies, Standard Tel, Voice Pro, Williams Communications Solutions and Xpedior.

About InfoSpace, Inc.

     InfoSpace is a leading global provider of cross-platform merchant and consumer infrastructure services on wireless, broadband, and narrowband platforms. The company provides commerce, information, and communication infrastructure services to wireless devices, merchants, and Web sites. InfoSpace's affiliates encompass a global network of wireless, PC, and non-PC devices, including cellular phones, pagers, screen telephones, television set-top boxes, online kiosks and personal digital assistants. These include relationships with AT&T Wireless, Intel, Ericsson, Nokia, Mitsui, Acer America, Hasbro, National Discount Brokers, and Bloomberg LLC. InfoSpace's affiliate network also consists of more 3,200 Web sites that include AOL, Microsoft, Disney's GO Network, NBC's Snap, Lycos, DoubleClick and ABC LocalNet, among others. InfoSpace is also positioned to tap the market for broadband wired (DSL and cable) and broadband wireless (2.5G and 3G) services, such as interactive gaming, television and other entertainment services. In addition, the company recently added full back end payment processing to InfoSpace's existing commerce services, allowing InfoSpace to offer everything a merchant needs to conduct the entire lifecycle of a transaction, one of the key drivers of mobile commerce adoption.

     This release contains forward-looking statements relating to the planned acquisition of Locus Dialogue and the integration of InfoSpace's products and services with those of Locus Dialogue, the development of the company's products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future

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performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include, among other factors, the ability of InfoSpace to successfully integrate its products and services with those of Locus Dialogue, the progress and costs of the development of our products and services and the timing of market acceptance of those products and services. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace's Annual Report on Form 10-K, in the section entitled "Factors Affecting InfoSpace's Operating Results, Business Prospects and Market Price of Stock Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

     CONTACT: Mark S. Peterson, Vice President of Public Relations, 206-357-4000, or mark@infospace.com, or Dino Christofilis, SVP, Investor Relations, 206-357-4000, or dino@infospace.com, both of InfoSpace, Inc.; or Mark Lowe, Market Relations Manager of Locus Dialogue Inc., 514-954-3804, or mark.lowe@locusdialogue.com.

     SOURCE  InfoSpace, Inc.

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